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                                EX-99.B.8.56

                       AMENDMENT TO ING PARTNERS, INC.

                       SHAREHOLDER SERVICING AGREEMENT
                              SERVICE CLASS SHARES


     This Amendment is dated as of the 1st day of May, 2003 by and between ING Partners, Inc. (the "Fund") and ING Life Insurance and Annuity Company (the "Service Organization") (collectively, the "Parties").

     WHEREAS, the Parties entered into a Shareholder Servicing Agreement on November 27, 2001 (the "Agreement") and subsequently amended on March 5, 2002;

     WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

     NOW THEREFORE, the parties hereby amend the Agreement in the following form:

     1. By replacing the existing Schedule A with the Schedule A attached hereto.

     2. All of the other provisions contained in the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                       ING PARTNERS, INC.

                                       By: /s/ Laurie M. Tillinghast
                                           -----------------------------
                                       Name: Laurie M. Tillinghast
                                       Title: President


                                       ING LIFE INSURANCE AND ANNUITY COMPANY

                                       By: /s/  Laurie M. Tillinghast
                                           -----------------------------
                                       Name: Laurie M. Tillinghast
                                       Title: Vice President

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                                 SCHEDULE A


Service Class shares of the following
ING Partners, Inc. portfolios:                                       Annual Rate

     ING Alger Growth Portfolio
     ING Alger Aggressive Growth Portfolio
     ING American Century Small Cap Value Portfolio
     ING Baron Small Cap Growth Portfolio
     ING DSI Enhanced Index Portfolio
     ING Goldman Sachs(R) Capital Growth Portfolio
     ING JPMorgan Fleming International Portfolio
     ING JPMorgan Mid Cap Value Portfolio
     ING MFS Capital Opportunities Portfolio
     ING MFS Global Growth Portfolio
     ING MFS Research Equity Portfolio
     ING OpCap Balanced Value Portfolio
     ING PIMCO Total Return Portfolio
     ING Salomon Brothers Aggressive Growth Portfolio
     ING Salomon Brothers Investors Value Portfolio
     ING Salomon Brothers Fundamental Value Portfolio
     ING T. Rowe Price Growth Equity Portfolio
     ING UBS Tactical Asset Allocation Portfolio
     ING Van Kampen Comstock Portfolio
     ING Alger Capital Appreciation Portfolio
     ING Goldman Sachs(R) Core Equity Portfolio